Exhbit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2018

HONOLULU, HAWAII, February 13, 2019 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported a net loss of $4,600,000, $0.56 per share, for the three months ended December 31, 2018, as compared to a net loss of $1,017,000, $0.12 per share, for the three months ended December 31, 2017.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “The loss for the quarter ended December 31, 2018 as compared to last year’s net loss for the three months ended December 31, 2017 was largely due to a $2,170,000 non-cash impairment of our oil and natural gas properties due to low oil and natural gas prices; there was no such oil and natural gas impairment in the prior year; a $950,000 decrease in oil and natural gas segment operating results, before the impairment and income taxes, due primarily to a 45% decrease in oil prices; and a $460,000 income tax benefit in the prior year period due to the enactment of changes to U.S. federal income tax laws in December 2017, whereas there was no such benefit in the current period.
“Oil and gas production increased in the quarter ended December 31, 2018 as compared to the quarter ended December 31, 2017 (oil and natural gas liquids up 122% and natural gas up 71%), reflecting a full 3 months of production from the Twining acquisition and a new well at the Balsam/Bonanza area.  Unfortunately, oil prices received by the Company were extremely weak in the quarter ended December 31, 2018 as a result of a significant widening of Canadian oil differentials due to pipeline capacity constraints.
“In December of 2018, the Alberta Government announced mandatory production curtailments to larger producers that is returning these differentials to a normal range for conventional light and medium oil.  Starting with the production month of January, 2019, prices are anticipated to reflect a more normal differential.  The Company does not produce any heavy crude and is not impacted by the production curtailments that have been imposed.  However, due to the Company’s reduced cash inflows the CEO and CFO have each agreed to reduce their salary by 26% and the directors have agreed to reduce their fees among other steps being taken to reduce general and administrative costs.
“Barnwell ended the quarter with $6,613,000 in working capital which includes $6,098,000 in cash and cash equivalents.”
The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2018	2017
Revenues	$2,595,000	$1,856,000
Net loss attributable to Barnwell Industries, Inc.	$(4,600,000)	$(1,017,000)
Net loss per share – basic and diluted	$(0.56)	$(0.12)
Weighted-average shares and equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160